Exhibit 10.7

FutureCorp Space Acquisition 1

8605 Santa Monica Blvd.

#54207

Los Angeles, California 90069

June 4, 2026

FutureCorp Space Acquisition 1 LLC
c/o FutureCorp Space Acquisition 1

8605 Santa Monica Blvd., #54207
Los Angeles, California 90069

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between FutureCorp Space Acquisition 1 (the “Company”) and FutureCorp Space Acquisition 1 LLC (the “Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the closing date of the initial public offering of securities of the Company (the “Closing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) Sponsor shall make available to the Company, office space, utilities, secretarial and administrative support, and other related services rendered to members of the Company’s management team prior to the consummation of the Company’s initial business combination. In exchange therefor, the Company shall pay Sponsor the sum of $20,000 per month on an accrual basis, commencing on the Closing Date and continuing monthly thereafter until the Termination Date on an accrual basis;

(ii) All amounts accrued hereunder shall only be payable upon the successful completion of the Company’s initial business combination, as described in the Registration Statement; and

(iii) Except as described herein, Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

[Signature Page Follows]

Very truly yours,

FUTURECORP SPACE ACQUISITION 1

By:	/s/ Joshua B. Marks
	Name:	Joshua B. Marks
	Title:	Chief Executive Officer and Chief Financial Officer

AGREED TO AND ACCEPTED BY: FUTURECORP SPACE ACQUISITION 1 LLC

MANAGING MEMBER:

PUBCO ACQUISITION CORP LLC

By:	FUTURECORP LLC, its Sole Member

By:	/s/ Joshua Marks
	Name:	Joshua Marks
	Title:	Manager

[Signature Page to Administrative Services Agreement]